UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2022

APOLLO MEDICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801
(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
On September 26, 2022, Apollo Medical Holdings, Inc. (“ApolloMed”) issued a press release announcing that it and its affiliated California medical corporation have entered into a definitive agreement to acquire 100% of the fully diluted capitalization of All American Medical Group (“AAMG”) and For Your Benefit, Inc. (“FYB”), as well as certain related managed care assets.

AAMG is a primary and specialty care physicians’ group focused on providing high-quality, culturally competent care to local communities in the San Francisco Bay Area. FYB is affiliated with AAMG and is licensed by the California Department of Managed Health Care as a full-service Restricted Knox-Keene licensed health plan, which enables FYB to assume full financial responsibility, including both professional and institutional risk, for the medical costs of their members under the Knox-Keene Health Care Service Plan Act of 1975.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Apollo Medical Holdings, Inc., dated September 26, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Date: September 26, 2022	By:	/s/ Thomas S. Lam
	Name: Title:	Thomas S. Lam, M.D., M.P.H. Co-Chief Executive Officer and President